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                                                                      Exhibit 11
                        Computation of Per Share Earnings
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                                                                                     Year Ended October 31,
                                                                              1997           1996           1995
                                                                              ----           ----           ----
                                                                              (in thousands except per-share data)
Primary
-------
 Average shares outstanding ..........................................        14,032         14,916         15,381
 Net effect of dilutive stock options - based on
     the treasury stock method using average
            market price .............................................           456            340            201
                                                                            --------       --------       --------
                                                      Total ..........        14,488         15,256         15,582
                                                                            ========       ========       ========

 Income from continuing operations
     before extraordinary items ......................................      $ 26,791       $ 15,356       $ 24,282
 Preferred stock dividends and adjustments ...........................        (1,895)        (2,058)        (2,084)
                                                                            --------       --------       --------
 Income applicable to common stock ...................................      $ 24,896       $ 13,298       $ 22,198
                                                                            ========       ========       ========
 Per share amount ....................................................      $   1.72       $   0.87       $   1.42

 Income from discontinued operations .................................      $      0       $  6,083       $  6,101
 Per share amount ....................................................      $   0.00       $   0.40       $   0.40

 Extraordinary items .................................................      $      0       $ (4,044)      $      0
 Per share amount ....................................................      $   0.00       $  (0.26)      $   0.00

 Net income ..........................................................      $ 26,791       $ 17,395       $ 30,383
 Preferred stock dividends and adjustments ...........................        (1,895)        (2,058)        (2,084)
                                                                            --------       --------       --------
 Income applicable to common stock ...................................      $ 24,896       $ 15,337       $ 28,299
                                                                            ========       ========       ========
 Per share amount ....................................................      $   1.72       $   1.01       $   1.82

Fully Diluted
-------------
 Average shares outstanding ..........................................        14,032         14,916         15,381
 Net effect of dilutive stock options - based on
     the treasury stock method using the year
     end price, if higher than average market
     price ...........................................................           544            478            202
 Common share equivalents:
     Series B Preferred ..............................................         2,898          1,545          1,302
                                                                            --------       --------       --------
                                                      Total ..........        17,474         16,939         16,885
                                                                            ========       ========       ========

 Income from continuing operations before
     extraordinary items .............................................      $ 26,791       $ 15,356       $ 24,282
 Preferred stock (Series B) dividends rate
     adjustment ......................................................          (330)        (1,223)        (1,420)
                                                                            --------       --------       --------
 Income applicable to common stock ...................................      $ 26,461       $ 14,133       $ 22,862
                                                                            ========       ========       ========
 Per share amount ....................................................      $   1.51       $   0.83       $   1.35

 Income from discontinued operations .................................      $      0       $  6,083       $  6,101
 Per share amount ....................................................      $   0.00       $   0.36       $   0.37

 Extraordinary items .................................................      $      0       $ (4,044)      $      0
 Per share amount ....................................................      $   0.00       $  (0.24)      $   0.00

 Net income ..........................................................      $ 26,791       $ 17,395       $ 30,383
 Preferred stock (Series B) dividends
     rate adjustment .................................................          (330)        (1,223)        (1,420)
                                                                            --------       --------       --------
 Income applicable to common stock ...................................      $ 26,461       $ 16,172       $ 28,963
                                                                            ========       ========       ========
 Per share amount ....................................................      $   1.51       $   0.95       $   1.72
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